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                                                                  EXHIBIT  21

Registrant and Subsidiaries of the Registrant
                                                            Percent of Voting
                                               State of     Securities Owned
                                             Organization   By the Registrant
                                             ------------   -----------------

Coachmen Industries, Inc.  (Registrant)         Indiana            100%
Coachmen Operations, Inc.                       Indiana            100%
Consolidated Leisure Industries, LLC            Indiana            100%
Consolidated Building Industries, LLC           Indiana            100%
Coachmen Recreational Vehicle Company, LLC      Indiana            100%
Coachmen RV Company of Georgia, LLC             Georgia            100%
Georgie Boy Mfg, LLC                            Indiana            100%
Viking Recreational Vehicles, LLC               Michigan           100%
Michiana Easy Livin' Country, LLC               Indiana            100%
Colfax Country RV, LLC                       North Carolina        100%
All American Building Systems, LLC              Indiana            100%
All American Homes, LLC                         Indiana            100%
All American Homes of Colorado, LLC             Colorado           100%
All American Homes of Florida, LLC              Florida            100%
All American Homes of Indiana, LLC              Indiana            100%
All American Homes of Ohio, LLC                   Ohio             100%
All American Homes of Iowa, LLC                   Iowa             100%
All American Homes of Kansas, LLC                Kansas            100%
All American Homes of North Carolina, LLC    North Carolina        100%
All American Homes of Tennessee, LLC           Tennessee           100%
The All American Homes Store of Indiana, LLC    Indiana            100%
The All American Homes Store of Colorado, LLC   Colorado           100%
American Heritage Homes of Springfield, LLC    Tennessee           100%
Mod-U-Kraf Homes, LLC                           Virginia           100%
Willow Woods Homes, LLC                          Kansas            100%
Miller Building Systems, Inc.                   Delaware           100%
Miller Building Systems of Indiana, Inc.        Indiana            100%
Miller Building Systems of New York, Inc.       New York           100%
Miller Building Systems
   of Pennsylvania, Inc.                        Indiana            100%
Miller Building Systems
   of South Dakota, Inc.                      South Dakota         100%
Miller Construction Services, Inc.              Indiana            100%
Miller Building Systems
   of Kansas, Inc. (Inactive)                    Kansas            100%
Moisture Solutions, LLC                         Wisconsin           79%
mSolve, LLC                                     Wisconsin           79%
mStech, LLC                                     Wisconsin           79%
Consolidated Business Development, LLC          Indiana            100%
Prodesign, LLC                                  Indiana            100%
Coachmen Technology Services, Inc.              Indiana            100%
Coachmen Transportation and Leasing, Inc.       Indiana            100%
COA Aviation, Inc.                              Indiana            100%
Coachmen Administrative Services, Inc.          Indiana            100%
COA Financial Services, Inc.                    Delaware           100%
COA Finance Company, LTD                        Bermuda            100%
Coachmen Foreign Sales Corporation       U.S. Virgin Islands       100%
Coachmen Properties, Inc.                       Indiana            100%
Coachmen Industries of Texas, Inc.               Texas             100%
Coachmen Industries of California, Inc.        California          100%
Rover Industries, Inc.                            Ohio             100%
Clarion Motors Corporation (Inactive)           Indiana            100%
Coachmen Casualty
   Insurance Company (Inactive)                 Arizona            100%



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Gulf Coast Easy Livin' Country, Inc. (Inactive) Florida            100%
Coachmen Properties of Georgia, Inc.            Georgia            100%